SUN COMMUNITIES, INC.

Press Release

FIRST QUARTER 2014

NEWS RELEASE
April 30, 2014

Sun Communities, Inc. Reports 2014 First Quarter Results

Southfield, MI, April 30, 2014 - Sun Communities, Inc. (NYSE: SUI) (the “Company”), a real estate investment trust (“REIT”) that owns and operates manufactured housing and recreational vehicle communities, today reported its first quarter results.

Highlights: Three Months Ended March 31, 2014

•	FFO(1) excluding acquisition related costs was $0.95 per diluted share and OP unit ("Share") for the three months ended March 31, 2014.

•	Same site Net Operating Income (“NOI”)(2) increased by 6.6 percent as compared to the three months ended March 31, 2013.

•	Revenue producing sites increased by 560 sites bringing total portfolio occupancy to 90.2 percent.

•
Raised $214.0 million in net proceeds from an equity offering of 4.8 million shares of common stock. $27.6 million of the proceeds were received after quarter end when the underwriters exercised their option to purchase additional shares.

•	Four recreational vehicle communities were acquired during the first quarter of 2014 for $106.0 million.

“Despite some literally strong headwinds, we earned FFO per share above our guidance for the quarter.  Results were strong across the board with a 560 site gain in occupancy, home sales improvement each month throughout the quarter, and same site NOI growth of 6.6%. In addition, with our most recent equity offering we continued our commitment to acquire properties on a leverage neutral basis and have excellent financial flexibility to support our continuing investment in new properties with strong growth potential,” said Gary A. Shiffman, Chairman and Chief Executive Officer. “With interest from both small investors and private equity investors and the favorable debt financing available for manufactured housing communities, we are taking advantage of the attractive market for asset dispositions and have 11 properties selected for potential sale. When all 11 properties are sold our site counts in Michigan and Indiana will reduce by approximately 8% and 25%, respectively,” Shiffman added.

Funds from Operations (“FFO”)(1)

FFO(1) excluding acquisition related costs was $38.3 million and $31.7 million, or $0.95 and $0.93 per Share for the three months ended March 31, 2014 and 2013, respectively.

Net Income Attributable to Common Stockholders

Net income attributable to common stockholders for the first quarter of 2014 was $7.8 million, or $0.21 per diluted common share, as compared to net income of $5.7 million, or $0.19 per diluted common share, for the first quarter of 2013.

Sun Communities, Inc. 1st Quarter 2014                                 Page 2

Community Occupancy

Total portfolio occupancy increased to 90.2 percent at March 31, 2014 from 88.6 percent at March 31, 2013. During the first quarter of 2014, revenue producing sites increased by 560 sites as compared to 621 revenue producing sites gained in the first quarter of 2013. Of the 560 sites, 449 were gained in same site properties while the remaining 111 were gained in properties acquired in 2013 and 2014.

Same Site Results

For 173 communities owned throughout 2014 and 2013, first quarter 2014 total revenues increased 6.8 percent and total expenses increased 7.2 percent, resulting in an increase in NOI(2) of 6.6 percent over the first quarter of 2013. Approximately $0.7 million of repair, maintenance and utility expenses were incurred related to extreme weather conditions in certain of the Company's markets. Same site occupancy increased to 89.9 percent at March 31, 2014 from 88.6 percent at March 31, 2013.

Home Sales

During the first quarter of 2014, 369 homes were sold as compared to the 466 homes sold during the first quarter of 2013. Rental home sales, which are included in total home sales, were 134 and 236 for the first quarters of 2014 and 2013, respectively. The impact to home sales in the quarter was related to weather and new legislative provisions requiring modification to application processing and closing requirements which were resolved by the middle of March. The Company has made no revision to its previously provided guidance of 2,200 annual home sales.

Acquisitions

As previously announced, the Company acquired four recreational vehicle communities with over 1,900 developed sites and 89 expansion sites for a combined purchase price of $106.0 million. Subsequent to quarter end, on April 25, 2014, the Company acquired a recreational vehicle community located in Saco, Maine, comprised of 127 sites and land for additional expansion for a purchase price of $4.4 million.

Dispositions

The Company has selected 11 communities for disposition located in Michigan, Indiana, Ohio and Nevada. The Company is in varying stages of negotiations with regard to the sale of the majority of these communities. If all 11 properties are sold, the Company’s total portfolio occupancy will increase by an estimated 200 basis points, site holdings in Michigan and Indiana will reduce by 8 percent and 25 percent, respectively and an estimated 700 rental homes will be sold as a result of the transactions.

Equity Transactions

On March 11, 2014, the Company closed an underwritten registered public offering of 4,200,000 shares of common stock. Subsequent to quarter end, on April 8, 2014, the underwriters exercised their option to purchase an additional 630,000 shares. The net proceeds from the offering of $214.0 million were used to repay borrowings outstanding under the Company's senior secured revolving credit facility and any remaining net proceeds will be used to fund potential future acquisitions of properties and for working capital and general corporate purposes.

Sun Communities, Inc. 1st Quarter 2014                                 Page 3

Guidance

The Company revises its 2014 FFO(1) guidance below:

	Q2 2014	2014
FFO (1) excluding acquisition related costs	$0.74 - $0.76 per Share	$3.33 - $3.43 per Share

Guidance is inclusive of acquisitions completed through April 30, 2014. No prospective acquisitions or prospective acquisition related costs are included in guidance. Below are updates to the guidance previously provided. Items not addressed below remain unchanged.

Revenues and expenses contain a component of seasonality; therefore, FFO(1) per Share is not earned evenly throughout the year. The Company earned 28.1% of estimated FFO(1) in the first quarter, and expects to earn 22.2% , 26.9% and 22.8% of estimated FFO(1) in the second, third and fourth quarters, respectively.

•
Same Site Portfolio: At the midpoint of guidance the Company's same property portfolio of 173 communities is expected to generate revenue growth of approximately 6.0% and property and operating expense growth of 3.5% resulting in NOI (2) growth of approximately 7.1%. Revenue producing sites are expected to increase by approximately 1,790 sites in the Company's same site portfolio.

SAME SITE PORTFOLIO (173 communities)	2013	Forecasted	Forecasted 2014
(Dollar amounts in millions)	Actuals	% Growth	Midpoint
REVENUES:
Revenue- annual and seasonal	$255.3	6.0%	$270.5
Revenue- transient	12.2	11.5%	13.6
Other property income	14.4	2.8%	14.8
Income from property *	281.9	6.0%	298.9

PROPERTY OPERATING EXPENSES:
Real estate tax	21.8	3.7%	22.6
Property operating and maintenance *	62.9	3.5%	65.1
Total operating expense	84.7	3.5%	87.7

NOI (2) from Real Property	$197.2	7.1%	$211.2

* The foregoing table nets $19.4 million of utility revenue against the related utility expense in property operating and maintenance expense.

•	Acquisition Portfolio: Information pertaining to the 20 properties excluded from the Company's same site portfolio is presented in the table below.

Sun Communities, Inc. 1st Quarter 2014                                 Page 4

ACQUISITION PORTFOLIO (20 communities)	Forecasted 2014
(Dollar amounts in millions)	Midpoint
REVENUES:
Revenue- annual and seasonal	$15.0
Revenue- transient	15.3
Other property income	2.4
Income from property	32.7

PROPERTY OPERATING EXPENSES:
Real estate tax	1.6
Property operating and maintenance	14.1
Total operating expense	15.7

NOI (2) from Real Property	$17.0

•
Recreational Vehicle Revenue: Revenue from the Company's recreational vehicle communities contains a component of transient revenue from guest stays that are other than a full year or full season. Transient revenue is expected to be approximately $28.9 million, of which 27.7% was earned in the first quarter and 18.3%, 40.7%, 13.3% is expected to be earned in the second, third and fourth quarters, respectively.

•
Rental Home Program: Guidance assumes an increase of approximately 770 occupied rental units. Approximately 54% of these additions are expected to be in communities acquired or expanded in the past two years.

RENTAL PROGRAM	2013	Forecasted	Forecasted 2014
(Dollar amounts in millions)	Actuals	% Growth	Midpoint
Rental home revenues	$32.5	18.2%	$38.4
Rental home operating and maintenance	20.4	8.8%	22.2
NOI (2) from Real Property	$12.1	33.9%	$16.2

•
Home Sales: The Company expects to sell approximately 2,200 homes, an increase of 14% over 2013. The budgeted average gross profit per home sale is $6,250. Total home sales include the sale of 1,100 rental homes which will convert approximately 11% of the Company's renters to owners. The profit from rental home sales is removed from the calculation of FFO (1).

•	Other Income: Interest income, ancillary revenues, net, brokerage commissions and other income, net and distributions from affiliates is expected to approximate $22.7 million.

•
Community Dispositions: The Company anticipates, and full year guidance includes, an FFO (1) impact of ($0.05) to ($0.06) per Share resulting from the sale of 11 communities. The Company has signed a purchase agreement for one disposition, which is subject to customary closing conditions. The Company is in varying stages of negotiation with respect to certain other proposed dispositions but has not yet reached agreement to dispose of any of these properties.  As a result, there can be no assurance that the Company will sell any of these properties this year or at all.

The estimates and assumptions are forward looking based on the Company's current assessment of economic and market conditions, as well as other risks outlined below under the caption "Forward-Looking Statements" and may differ materially from actual results.

Sun Communities, Inc. 1st Quarter 2014                                 Page 5

Earnings Conference Call

A conference call to discuss first quarter operating results will be held on Wednesday, April 30, 2014 at 11:00 A.M. (EDT). To participate, call toll-free 800-762-8779. Callers outside the U.S. or Canada can access the call at 480-629-9645. A replay will be available following the call through May 14, 2014, and can be accessed toll-free by calling 800-406-7325 or by calling 303-590-3030. The Conference ID number for the call and the replay is 4674001. The conference call will be available live on Sun Communities website www.suncommunities.com. Replay will also be available on the website.
Sun Communities, Inc. is a REIT that currently owns and operates a portfolio of 193 communities comprising approximately 72,000 developed sites.
For more information about Sun Communities, Inc., please visit our website at www.suncommunities.com.

Contact

Please address all inquiries to our investor relations department, at our website www.suncommunities.com, by phone (248) 208-2500, by email investorrelations@suncommunities.com or by mail Sun Communities, Inc. Investor Relations, 27777 Franklin Road, Ste. 200, Southfield, MI 48034.

Sun Communities, Inc. 1st Quarter 2014                                 Page 6

(1)
Funds from operations (“FFO”) is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) as net income (loss) (computed in accordance with generally accepted accounting principles “GAAP”), excluding gains (or losses) from sales of depreciable operating property, plus real estate-related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure that management believes is a useful supplemental measure of the Company's operating performance. Management generally considers FFO to be a useful measure for reviewing comparative operating and financial performance because, by excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment and excluding real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not readily apparent from net loss. Management believes that the use of FFO has been beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. FFO is computed in accordance with the Company's interpretation of standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company.

Because FFO excludes significant economic components of net income (loss) including depreciation and amortization, FFO should be used as an adjunct to net income (loss) and not as an alternative to net income (loss). The principal limitation of FFO is that it does not represent cash flow from operations as defined by GAAP and is a supplemental measure of performance that does not replace net income (loss) as a measure of performance or net cash provided by operating activities as a measure of liquidity. In addition, FFO is not intended as a measure of a REIT's ability to meet debt principal repayments and other cash requirements, nor as a measure of working capital. FFO only provides investors with an additional performance measure.

(2)
Investors in and analysts following the real estate industry utilize NOI as a supplemental performance measure. NOI is derived from revenues minus property operating expenses and real estate taxes. NOI does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of the Company's financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity; nor is it indicative of funds available for the Company's cash needs, including its ability to make cash distributions. The Company believes that net income (loss) is the most directly comparable GAAP measurement to NOI. Net income (loss) includes interest and depreciation and amortization which often have no effect on the market value of a property and therefore limit its use as a performance measure. In addition, such expenses are often incurred at a parent company level and therefore are not necessarily linked to the performance of a real estate asset. The Company believes that NOI is helpful to investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. The Company uses NOI as a key management tool when evaluating performance and growth of particular properties and/or groups of properties. The principal limitation of NOI is that it excludes depreciation, amortization, interest expense, and non-property specific expenses such as general and administrative expenses, all of which are significant costs, and therefore, NOI is a measure of the operating performance of the properties of the Company rather than of the Company overall.

Forward-Looking Statements
This press release contains various “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the Company intends that such forward-looking statements will be subject to the safe harbors created thereby. Forward-looking statements can be identified by words such as “will,” “may,” “could,” “expect,” “anticipate,” “believes,” “intends,” “should,” “plans,” “estimates,” “approximate”, “guidance” and similar expressions in this press release that predict or indicate future events and trends and that do not report historical matters.

These forward-looking statements reflect the Company’s current views with respect to future events and financial performance, but involve known and unknown risks, uncertainties, and other factors, some of which are beyond our control. These risks, uncertainties, and other factors may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Such risks and uncertainties include national, regional and local economic climates, the ability to maintain rental rates and occupancy levels, competitive market forces, the performance of the recent acquisitions, the ability to integrate future acquisitions smoothly and efficiently, the closing of the anticipated dispositions on expected time frames and terms, changes in market rates of interest, the ability of manufactured home buyers to obtain financing, the level of repossessions by manufactured home lenders and those risks and uncertainties referenced under the headings entitled “Risk Factors” contained in our 2013 Annual Report, and the Company’s other periodic filings with the Securities and Exchange Commission.

The forward-looking statements contained in this press release speak only as of the date hereof and the Company expressly disclaims any obligation to provide public updates, revisions or amendments to any forward- looking statements made herein to reflect changes in the Company’s assumptions, expectations of future events, or trends.

Sun Communities, Inc. 1st Quarter 2014                                 Page 7

Consolidated Balance Sheets
(in thousands, except per share amounts)

	(unaudited) March 31, 2014	December 31, 2013
ASSETS
Investment property, net (including $56,427 and $56,805 for consolidated variable interest entities at March 31, 2014 and December 31, 2013)	$1,864,074	$1,755,052
Cash and cash equivalents	9,305	4,753
Inventory of manufactured homes	6,541	5,810
Notes and other receivables, net	162,306	164,685
Other assets	66,006	68,936
TOTAL ASSETS	$2,108,232	$1,999,236
LIABILITIES
Debt (including $45,024 and $45,209 for consolidated variable interest entities at March 31, 2014 and December 31, 2013)	$1,408,393	$1,311,437
Lines of credit	16,441	181,383
Other liabilities	117,618	109,342
TOTAL LIABILITIES	$1,542,452	$1,602,162
Commitments and contingencies
STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value, Authorized: 10,000 shares; Issued and outstanding: 3,400 shares at March 31, 2014 and December 31, 2013	$34	$34
Common stock, $0.01 par value. Authorized: 90,000 shares; Issued and outstanding: 40,394 at March 31, 2014 and 36,140 shares at December 31, 2013	404	361
Additional paid-in capital	1,329,678	1,141,590
Accumulated other comprehensive loss	(277)	(366)
Distributions in excess of accumulated earnings	(778,766)	(761,112)
Total Sun Communities, Inc. stockholders' equity	551,073	380,507
Noncontrolling interests:
Series A-1 preferred OP units	44,991	45,548
Series A-3 preferred OP units	3,463	3,463
Common OP units	(33,358)	(31,907)
Consolidated variable interest entities	(389)	(537)
Total noncontrolling interest	14,707	16,567
TOTAL STOCKHOLDERS’ EQUITY	565,780	397,074
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,108,232	$1,999,236

Sun Communities, Inc. 1st Quarter 2014                                 Page 8

Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended March 31,
	2014	2013
REVENUES
Income from real property	$87,497	$79,065
Revenue from home sales	10,123	12,856
Rental home revenue	9,402	7,361
Ancillary revenues, net	518	472
Interest	3,354	2,963
Brokerage commissions and other income, net	287	196
Total revenues	111,181	102,913
COSTS AND EXPENSES
Property operating and maintenance	23,189	19,946
Real estate taxes	6,009	5,756
Cost of home sales	7,848	9,816
Rental home operating and maintenance	5,251	4,263
General and administrative - real property	7,813	6,790
General and administrative - home sales and rentals	2,499	2,435
Acquisition related costs	760	1,042
Depreciation and amortization	28,889	25,262
Interest	17,590	18,864
Interest on mandatorily redeemable debt	803	809
Total expenses	100,651	94,983
Income before income taxes and distributions from affiliate	10,530	7,930
Provision for state income taxes	(69)	(59)
Distributions from affiliate	400	400
Net income	10,861	8,271
Less: Preferred return to Series A-1 preferred OP units	672	573
Less: Preferred return to Series A-3 preferred OP units	45	30
Less: Amounts attributable to noncontrolling interests	784	410
Net income attributable to Sun Communities, Inc.	9,360	7,258
Less: Series A preferred stock distributions	1,514	1,514
Net income attributable to Sun Communities, Inc. common stockholders	$7,846	$5,744
Weighted average common shares outstanding:
Basic	37,140	30,774
Diluted	37,154	30,789
Earnings per share:
Basic	$0.21	$0.19
Diluted	$0.21	$0.19

Distributions per common share:	$0.65	$0.63

Sun Communities, Inc. 1st Quarter 2014                                 Page 9

Reconciliation of Net Income to FFO(1)
(in thousands, except per share amounts)

	Three Months Ended March 31,
	2014	2013
Net income attributable to Sun Communities, Inc. common stockholders	$7,846	$5,744
Adjustments:
Preferred return to Series A-1 preferred OP units	672	573
Preferred return to Series A-3 preferred OP units	45	30
Amounts attributable to noncontrolling interests	784	410
Depreciation and amortization	29,168	25,442
Gain on disposition of assets	(1,014)	(1,513)
Funds from operations ("FFO") (1)	37,501	30,686
Adjustments:
Acquisition related costs	760	1,042
Funds from operations excluding certain items	$38,261	$31,728

Weighted average common shares outstanding:	36,495	30,427
Add:
Common OP Units	2,069	2,069
Restricted stock	645	347
Common stock issuable upon conversion of Series A-1 preferred OP units	1,107	1,111
Common stock issuable upon conversion of Series A-3 preferred OP units	75	43
Common stock issuable upon conversion of stock options	14	15
Weighted average common shares outstanding - fully diluted	40,405	34,012

FFO(1) per Share - fully diluted	$0.93	$0.90
FFO(1) per Share excluding certain items - fully diluted	$0.95	$0.93

Sun Communities, Inc. 1st Quarter 2014                                 Page 10

Statement of Operations – Same Site
(in thousands except for Other Information)

	Three Months Ended March 31,
	2014	2013	Change	% Change
REVENUES:
Income from real property	$78,279	$73,308	$4,971	6.8%
PROPERTY OPERATING EXPENSES:
Payroll and benefits	5,804	5,774	30	0.5%
Legal, taxes, & insurance	1,261	1,175	86	7.3%
Utilities	4,998	4,390	608	13.8%
Supplies and repair	2,213	1,687	526	31.2%
Other	2,124	1,890	234	12.4%
Real estate taxes	5,654	5,663	(9)	(0.2)%
Property operating expenses	22,054	20,579	1,475	7.2%
NET OPERATING INCOME ("NOI")(2)	$56,225	$52,729	$3,496	6.6%

	As of March 31,
OTHER INFORMATION	2014	2013	Change
Number of properties	173	173	—
Developed sites	64,358	63,914	444
Occupied sites (3)	53,480	51,779	1,701
Occupancy % (3) (4)	89.9%	88.6%	1.3%
Weighted average monthly rent per site - MH	$449	$436	$13
Weighted average monthly rent per site - RV (5)	$407	$401	$6
Weighted average monthly rent per site - MH/RV (5)	$445	$432	$13
Sites available for development	6,166	6,969	(803)

(3)	Occupied sites and occupancy % include manufactured housing and annual/seasonal RV sites, and exclude transient RV sites.

(4)	Occupancy % excludes recently completed but vacant expansion sites.

(5)	Weighted average rent pertains to annual/seasonal RV sites and excludes transient RV sites.

Sun Communities, Inc. 1st Quarter 2014                                 Page 11

Rental Program Summary
(amounts in thousands except for *)

	Three Months Ended March 31,
	2014	2013	Change	% Change
REVENUES:
Rental home revenue	$9,402	$7,361	$2,041	27.7%
Site rent included in Income from real property	13,102	10,765	2,337	21.7%
Rental Program revenue	22,504	18,126	4,378	24.2%

EXPENSES:
Commissions	601	639	(38)	(5.9)%
Repairs and refurbishment	2,405	1,762	643	36.5%
Taxes and insurance	1,368	1,086	282	26.0%
Marketing and other	877	776	101	13.0%
Rental Program operating and maintenance	5,251	4,263	988	23.2%

NET OPERATING INCOME ("NOI") (3)	$17,253	$13,863	$3,390	24.5%

Occupied rental home information as of March 31, 2014 and 2013:
Number of occupied rentals, end of period*	10,073	8,584	1,489	17.3%
Investment in occupied rental homes	$371,360	$306,211	$65,149	21.3%
Number of sold rental homes*	134	236	(102)	(43.2)%
Weighted average monthly rental rate*	$801	$793	$8	1.0%

Sun Communities, Inc. 1st Quarter 2014                                 Page 12

Homes Sales Summary
(amounts in thousands except for *)

	Three Months Ended March 31,
	2014	2013	Change	% Change
New home sales	$2,163	$1,076	$1,087	101.0%
Pre-owned home sales	7,960	11,780	(3,820)	(32.4)%
Revenue from home sales	10,123	12,856	(2,733)	(21.3)%

New home cost of sales	1,834	915	919	100.4%
Pre-owned home cost of sales	6,014	8,901	(2,887)	(32.4)%
Cost of home sales	7,848	9,816	(1,968)	(20.0)%

NOI / Gross Profit (2)	$2,275	$3,040	$(765)	(25.2)%

Gross profit – new homes	$329	$161	$168	104.3%
Gross margin % – new homes	15.2%	15.0%	0.2%
Average selling price - new homes*	$79,954	$59,443	$20,511	34.5%

Gross profit – pre-owned homes	$1,946	$2,879	$(933)	(32.4)%
Gross margin % – pre-owned homes	24.4%	24.4%	—%
Average selling price - pre-owned homes*	$23,164	$25,488	$(2,324)	(9.1)%

Home sales volume:
New home sales*	27	14	13	92.9%
Pre-owned home sales*	342	452	(110)	(24.3)%
Total homes sold*	369	466	(97)	(20.8)%

Sun Communities, Inc. 1st Quarter 2014                                 Page 13

Acquisition Summary - Properties Acquired in 2013 and 2014
(amounts in thousands except for statistical data)

Three Months Ended March 31, 2014
REVENUES:
Income from real property	$3,918
Revenue from home sales	97
Rental home revenue	130
Ancillary revenues, net	(70)
Total revenues	4,075
COSTS AND EXPENSES:
Property operating and maintenance	1,491
Real estate taxes	354
Cost of home sales	76
Rental home operating and maintenance	43
Total expenses	1,964

NET OPERATING INCOME ("NOI") (2)	$2,111

Home sales volume :
Pre-owned homes	18

As of March 31, 2014
Other information:
Number of properties	19
Developed sites	7,449
Occupied sites (3)	3,664
Occupancy % (3)	96.4%
Weighted average monthly rent per site - MH	$398
Weighted average monthly rent per site - RV (5)	$340
Weighted average monthly rent per site - MH/RV (5)	$351

Occupied rental home information :
Number of occupied rentals, end of period	112
Investment in occupied rental homes (in thousands)	$2,158
Weighted average monthly rental rate	$785

(3)	Occupied sites and occupancy % include manufactured housing and annual/seasonal RV sites, and exclude transient RV sites.

(5)	Weighted average rent pertains to annual/seasonal RV sites and excludes transient RV sites.

Sun Communities, Inc. 1st Quarter 2014                                 Page 14